As filed with the Securities and Exchange Commission on February 16, 2018 pursuant to the Jumpstart Our Business Startups Act

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

REGISTRATION STATEMENT ON FORM F-1
UNDER
THE SECURITIES ACT OF 1933

FARMMI, INC.

(Exact name of Registrant as specified in its charter)

Not Applicable

(Translation of Registrant’s Name into English)

Cayman Islands	5149	Not Applicable
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

No. 307, Tianning Industrial Area Lishui, Zhejiang Province People’s Republic of China 323000 +86-057-1875555801 — telephone +86-057-1875555826 — facsimile	C T Corporation System 111 Eighth Avenue New York, NY 10011 +1-212-894-8800 — telephone
(Address, including zip code, and telephone number, including area code, of principal executive offices)	(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Anthony W. Basch, Esq. Xiaoqin Li, Esq. Kaufman & Canoles, P.C. Two James Center, 14th Floor 1021 East Cary Street Richmond, Virginia 23219 +1-804-771-5700 — telephone +1-888-360-9092 — facsimile	Richard I. Anslow, Esq. Ellenoff Grossman & Schole LLP 1345 Avenue of the Americas New York, New York 10105 +1-212-370-1300 — telephone +1-212-370-7889 — facsimile

Approximate date of commencement of proposed sale to public: As soon as practicable after the effective date of this Registration Statement.

If any securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☒ 333-221569

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company ☒

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

†	The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Aggregate Price Per Share	Proposed Maximum Aggregate Offering Price(2)(3)	Amount of Registration Fee
Ordinary Shares, par value $0.001 per share	322,000	$4	$1,288,000	$160.36

(1)	Includes 48,300 shares that may be sold to investors upon the exercise of an over-allotment option.

(2)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(a) under the Securities Act of 1933, as amended.

(3)	In accordance with Rule 462(b) promulgated under the Securities Act of 1933, as amended, an additional amount of securities having a proposed maximum offering price of no more than 20% of the maximum aggregate offering price of the securities eligible to be sold under the related Registration Statement on Form F-1, as amended (File No. 333-221569), is hereby registered.

The Registration Statement shall become effective upon filing with the Securities and Exchange Commission in accordance with Rule 462(b) under Securities Act of 1933, as amended.

EXPLANATORY NOTE

This Registration Statement is being filed pursuant to Rule 462(b) and General Instruction V to Form F-1, both promulgated under the Securities Act of 1933, as amended. The contents of the Registration Statement on Form F-1 (File No. 333-221569) initially filed by Farmmi, Inc. (the “Company”) with the Securities and Exchange Commission (the “Commission”) on November 15, 2017, which was declared effective by the Commission on February 16, 2018, including all amendments, supplements and exhibits thereto and each of the documents filed by the Company with the Commission and incorporated or deemed to be incorporated therein, are incorporated herein by reference.

The required opinions and consents are listed on an Exhibit Index attached hereto.

EXHIBIT INDEX

5.1	Opinion of Campbells, Cayman Islands counsel, as to the validity of the Ordinary Shares
23.1	Consent of Friedman LLP
23.2	Consent of Campbells, Cayman Islands counsel (included in Exhibit 5.1)
24.1	Power of attorney (incorporated by reference to Exhibit 24.1 to the Registration Statement on Form F-1 of Farmmi, Inc. (File No. 333-221569) initially filed with the Securities and Exchange Commission on November 15, 2017)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-1 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Lishui, People’s Republic of China, February 16, 2018.

Farmmi, Inc.

/s/ Yefang Zhang
Yefang Zhang
Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ Yefang Zhang	Chief Executive Officer and Chairwoman	February 16, 2018
Yefang Zhang	(Principal Executive Officer)

/s/ Jun Zhou	Chief Financial Officer	February 16, 2018
Jun Zhou	(Principal Financial and Accounting Officer)

*	Director	February 16, 2018
Zhengyu Wang

*	Director	February 16, 2018
Yunhao Chen

*	Director	February 16, 2018
Hongdao Qian

*	Director	February 16, 2018
Kangbin Zheng

*	Authorized Representative in the United States	February 16, 2018
Yunhao Chen

* By	Yefang Zhang, attorney in fact